                                                                   EXHIBIT 10.16

                        SUPPLY & DISTRIBUTION AGREEMENT


This Distribution Agreement (the "Agreement") effective as of 3rd March 1994, (The "Effective Date") made between Cytocell Ltd a company registered in the United Kingdom and having its head office at Unit 6 Somerville Court, Trinity Way, Adderbury, Banbury, Oxon, OX17 3SN (hereinafter referred to as CC) and Applied Imaging Corporation, and having its subsidiary Applied Imaging International Ltd registered in the United Kingdom at Hylton Park, Wessington Way, Sunderland, Tyne & Wear SR5 3HD UK (hereinafter referred to as AIC).


WITNESSETH THAT:

WHEREAS, CC has patent applications and technical information relating to the manufacture, use and sale of the said products.

WHEREAS, AIC has developed instrumentation for the Cytogenetic community that would complement these Product(s) and also AIC has an established worldwide distribution network addressing Cytogenetic laboratories.

WHEREAS, AIC is developing a system comprising a component to separate fetal red cells from maternal blood (hereinafter referred to as FCMB) and appropriate instrumentation to automate the detection and analysis of signals produced by Cytocell's Product(s) in question in the fetal red cells isolated from maternal blood.

WHEREAS, AIC and CC see mutual benefit from establishing a relationship whereby AIC will be granted the rights to market said product(s) on a worldwide basis for use in their FCMB system.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained as follows:

1.  DEFINITIONS
    -----------

In this agreement the following terms have the following meanings respectively:

(a) "Product(s)" means the DNA probe kits listed in Appendix A, for the detection of chromosomes and genetic defects using the Fluorescence In-Situ Hybridization (FISH) principle and embodying the Chromoprobe principle

                      [*Confidential Treatment Requested]
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     of applying DNA probes to special glass coverslips, a process for which patent application PCT/GB93/0012 dated 18th January 1993 has been filed under PCT.

(b) "Technical Information" means technical and scientific information and know-how relating to the Product(s) useful for AIC'S commercial development of the Product(s) in the Territory, which is owned or licensed by CC at the Effective Date of the Agreement or during the term of the Agreement.


(c)  "Territory" means all countries of the world.

(d) "Fetal Cell Isolation from Maternal Blood" (FCMB) means a system comprising, without limitation, components, reagents and procedures for the isolation of nucleated fetal cells from maternal blood, and optionally an instrumentation system for the detection and analysis of signals produced by the use of the Product(s) in such nucleated fetal cells isolated from maternal blood.


2.   GRANT
     -----

(a) CC hereby grants to AIC exclusive rights to market the Products for use with FCMB in the Territory. AIC may market and distribute the Products itself or through subdistributors.

(b) CC agrees that it will not promote the Product(s) or sell the Product(s) for use in any other FCMB assay or system for, or any assay or system performing equivalent or similar functions, save for sales to research groups in the UK and Japan for their own in-house non-commercial purposes.

(c) CC hereby grants to AIC an exclusive, worldwide, royalty free license under patent application PCT/GB93/0012 and any foreign counterparts and the Technical Information to conduct research and development with respect to AIC FCMB product development.

(d)  CC will deliver the existing Technical Information to AIC within thirty
     (30) days following the Effective Date wad promptly as obtained thereafter during the Agreement.

(e) CC hereby grants as an exclusive option to purchase from CC and distribute as a Product hereunder any other FISH probe kit, embodying the
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     principle and scope of the product, developed by CC for use with FCMB.  CC shall promptly notify AIC upon the development of any such DNA probe.

3.   ASSISTANCE WITH DEVELOPMENT
     ---------------------------

In consideration of establishing this Agreement, AIC agrees to the following:

(a) As part of this Agreement AIC agrees to assist in the funding of work relating to the development of a Chromoprobe 21 kit and other kits in the FCMB program. This funding will take the form of a total for four (4) quarterly payments of [*] payable against invoice, the first payment being due on the Effective Date of the Agreement and the remaining payments payable respectively on the first business day of the following 3 calendar quarters.

(b) Within six weeks of the Effective Date of this Agreement, AIC agrees to provide to CC a Probe ("CytoVision") with multi-filter assembly and colour printer on loan for a minimum period of one year. CC agrees to use the CytoVision for the sole purpose of developing FCMB products and only in accordance with instructions prescribed by AIC. CC shall not without AIC's written consent make any alterations, additions or improvements to the CytoVision. AIC shall retain sole title to the loaned CytoVision, and CC shall keep such CytoVision free of all security interests, liens and other encumbrances. CC shall affix to and maintain on the CytoVision, in a conspicuous location, a notice stating that such CytoVision is owned by AIC and subject to loan and shall not to move the CytoVision from the CC facility without the express written consent of AIC. CC assumes the entire risk of loss, damage, theft, or destruction of the CytoVision while it is in the possession of CC and during transportation to and from CC's premises. CC shall, at its expense, insure the CytoVision for its full replacement value against all risks of loss or damage. The policy shall
     (a) name AIC as the payee in the event of loss or damage to the CytoVision,
     (b) require thirty (30) days prior written notice to AIC of cancellation or material change in coverage, and (c) provide that such insurance is primary without right of contribution from any other insurance which might otherwise be available to AIC or CC. Upon expiration or termination of this Agreement or at AIC'S earlier request after the first anniversary of the Effective Date, CC shall return the CytoVision to AIC, freight prepaid and properly insured, in its original condition, reasonable wear and tear excepted. In the event the CytoVision is not returned in such condition, CC shall reimburse AIC for any damage or refurbishment costs, upon receipt of ACI's invoice therefore describing any repairs or damage. THE CYTOVISION IS PROVIDED "AS


                      [*Confidential Treatment Requested]
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     IS".  AIC MAKES NO WARRANTIES, EXPRESS IMPLIED OR STATUTORY, WITH RESPECT
     TO THE CYTOVISION LOANED HEREUNDER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABLILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     CC agrees to and shall indemnify, defend and hold a AIC harmless from and against any claim. liability or expense (including attorneys' fees) arising out of or in connection with any alleging injury (including death) or damage arising out of CC's possession or use of the CytoVision.

(c) CC shall at AIC'S request provide CC reasonable technical assistance and advice regarding the use of the Products, at no additional cost.

(d) CC shall, at AIC'S, request, provide AIC with reasonable quantities of Products in various configurations and geometries, in reasonable timescales, specified by AIC for use in the development of FCMB products.

4.   FORM OF PRODUCT(S)
     ------------------

(a) The Specifications of the Product(s) to be sold by CC to AIC are set forth on Exhibit B, the Product package insert, to be updated by mutual agreement.

(b) CC shall sell the Product(s) to AIC in the form of stable bulk packaging or customer ready packaging, as specified by AIC. AIC shall be solely responsible for determining the final packaging of the products; provided, however, CC shall have the right to approve the instructions regarding the use of the Products in such package inserts. The Product(s) shall be labeled to indicate that CC is the manufacturer of the Products and that AIC and its distributors are marketing the Product(s). If AIC chooses to have the Product supplied in bulk then the final packaging will be at AIC's cost.

(c) Subject to applicable law, the registered Chromoprobe and AIC trademarks designated by the parties shall be used on packaging materials for the Product( s).

(d) CC agrees to initiate the process of meeting GMP compliance on a schedule that matches AIC's regulatory efforts. CC will use its best efforts to maintain manufacturing records satisfactory for GMP while supplying Product for regulatory evaluations and will use best efforts to pass GMP and similar inspections in a timeframe that matches AIC plans for clearance. AIC will assist CC in understanding their obligations under GMP.

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(e)  AIC may, from time to time, upon prior written notice to CC inspect the CC facilities where the Products are being manufactured and/or stored. During such inspections, AIC may review all records relating to the manufacture and storage of the Products. AIC may retain and use such information in connection with regulatory approvals, reports and filings. CC shall inform AIC of any inspections of its facilities and/or the Product manufacturing facilities by any governmental authority and promptly inform AIC of the results of any such inspection.

(f) CC shall promptly communicate to AIC all information which comes to its attention pertaining to adverse reactions, product anomalies, or stability problems relative to or having a bearing on the Products. AIC shall promptly inform CC of similar problems which come to its attention. CC shall promptly investigate and regularly report back to AIC on its actions contemplated and taken to resolve all such problems.


5.   SUPPLY PRICE
     ------------

(a) The supply price of the Product(s) from CC to AIC shall be as set forth in Exhibit A attached hereto.

(b) The supply price for Product(s) shall be F.O.B. CC's address set forth above. AIC shall be responsible for freight, shipping and insurance expenses.

(c) The parties hereto shall annually review and agree on the price and volume discounts applicable to the price that AIC shall pay CC for the Product(s) or other Product configurations.



6.   PAYMENT
     -------

(a) The payment for the Product(s) shall be by cheque within 45 days after date of invoice.

(b) If AIC makes payments to CC more than fifty days after the date of invoice more often than three times in any six month period, then CC shall have the right to refuse shipment of additional Products until all outstanding bills are settled. If AIC continues to make such late payments after notice from CC, then AIC will be regarded as being in breach of this contract.
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7.   TRANSACTION
     -----------

(a) All transactions hereunder shall be effective hi accordance with sales contracts made between the parties hereto subject to all applicable terms and conditions of this Agreement each time an order is given by AIC. In the event of any conflict between such sales contracts and this Agreement, the terms of this Agreement shall govern.

(b) AIC shall notify CC of AIC'S annual purchasing plan on a 6 months rolling non-binding forecast basis. CC will endeavour to produce and ship the Products set forth in this forecast with an eight week lead time.

(c) CC shall use its best efforts to supply Products(s) and fill orders within two weeks of receiving the written order, and will fill such orders to within 20% of the production forecast mentioned in clause 7(b).

(d) AIC will hold a minimum of one week's worldwide sales (as determined by calculation, on an average of the previous 3 months sales) of stock of Product(s) to enable it is provide a satisfactory level of service to its distributors and to insist that their distributors hold at least one month's sales of stock.

8.   WARRANTY
     --------

(a) CC warrants that all Products are, upon receipt by AIC, free from defects in materials and workmanship, manufactured in compliance with the terms of clause 4(d) herein and all other applicable manufacturing standards and shall conform to each and all of the Specifications therefore in attached Exhibit B, and are fit for the screening of nucleated cells. CC shall promptly replace any Products which fail to comply with the foregoing warranty without cost or expense therefore to AIC.

(b) The CC invoice for each shipment of products shall be attached thereto a certificate signed by an authorized representative of CC attesting to the performance of such testing and giving the results for the referenced products.
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9.   ACCEPTANCE OF DELIVERY
     ----------------------

(a) All of the Product(s) sold to AIC hereunder shall meet the Specifications set forth in article 4(a) hereof.

(b) AIC shall notify CC of any non-conformance of any consignment with respect to the quality, quantity of packaging and contents of the kits in the specification, within one month of receipt of a shipment and CC and AIC shall confer in good faith to settle such non-conformance. With regard to the performance of the Product(s), CC must be informed in writing within one month of receipt of the Product(s) in a customer's laboratory. The failure to give notice of rejection within such period shall constitute an acceptance of such consignment by AIC and their customers. If any consignment is found finally not to comply with the said Specifications due to CC's default, CC shall, at AIC's option and at CC's expense: (i) replace such non-conforming goods within one month after CC receipt of AIC's written request of such replacement, (ii) credit AIC for such non conforming goods, or (iii) refund to AIC all amounts paid for such non-conforming goods.

(c) AIC agrees that it will not enter into any other agreement for purchasing DNA FISH probes equivalent to those listed in Appendix A with any other supplier unless one of the following conditions hold:

     (i) CC is unable to supply the Product(s) in line with AIC's Product
     forecast after being   given 2 month's notice of their failure under this
     clause.

     (ii) The Product(s) is deemed by two mutually agreed parties to be uncompetitive in terms of technology or regulatory approval.

     From time to time AIC will provide CC with its requirements to extend the list of Product(s) covered by this Agreement. Subject to mutual agreement on development time scales, including contingencies, these new Product(s) may by added to the Agreement by appending to the Agreement a note to that effect endorsed by both parties,
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10.  SALES PROMOTION
     ---------------

(a) AIC will at its own expense be responsible for sales promotion of the Product(s) in connection with FCMB in the Territory by ensuring that its sales people visit potential customers and its distributors' at regular intervals.

(b) CC shall furnish AIC, at AIC's request, with information necessary for the sale of the Product(s), as agreed by the parties.


11.  SALES REPORT
     ------------

(a) AIC shall furnish CC with a report at the end of each calendar quarter, including quantity of Product(s) sold during the quarter concerned by country in the Territory and by individual Product or kit, within two months after the end of each quarter.

(b) At CC's requires, AIC shall report quarterly on market conditions, competitor activity and market acceptance of the Product((s) and other sales information besides the said report.


12  ESTABLISHMENT OF MINIMUM PURCHASE AMOUNTS
     -----------------------------------------

(a) Commencing when AIC formally launches its FCMB products, every 6 months CC and AIC will meet to review sales of Products and will agree on a minimum yearly purchase amount of Product(s) from CC for the next 12 months, and that this will be done on a rolling 6 monthly basis.

(b) Pursuant to the meetings of clause 12(a), AIC and CC will review sales in individual countries and in each country will agree on a sales target for the distributor of the Products in such country. If after a year a distributor has not reached its sales target, this distributor would be put under review and if after a further 6 months after the review the distributor was still under performing, then AIC agrees that it will look for a replacement distributor with the assistance of CC; provided, however, AIC will be solely responsible for the appointment of distributors.

(c) Pursuant to clause 12(a), if AIC fails to purchase the minimum amount of Product(s) from CC within 3 months after notification of the failure to purchase the required minimum, then this will constitute a breach of the
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     Agreement provided, however, all minimum purchase requirements shall be subject to timely delivery of Products meeting the Specifications, and compliance with all applicable regulations and laws.



13.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

(a) CC represents and warrants that to the best, of CC's knowledge: (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of CC; (ii) CC has all such right, title and interest in the Products as is necessary for it to enter into and perform this Agreement, and to grant to AIC the rights granted herein; (iii) CC has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Products, in conflict with the rights granted to AIC herein; and (iv) there are no actions, suits, investigations, claims or proceedings pending or threatened against CC in any way relating to the Products.


(b) AIC warrants that the execution, delivery and performance of this Agreement have been authorized by all necessary action on the part of AIC.

14.  TRADEMARKS AND PATENTS.
     -----------------------

(a) CC hereby grants AIC and its distributors an exclusive, worldwide, royaltyfree license under CC's "Chromoprobe" trademark for use in connection with the marketing and sale of the Product(s) for FCMB. AIC agrees to respect this trademark and not to knowingly allow its distributors to misuse the trademark in arty of die countries in the Territory.

(b) If CC obtains any patent covering the Product(s), then CC shall grant to AIC a license under such patents in connection with the use and sale of the Product(s), and subject to Section 14(c) herein will endeavour to protect AIC from any infringement of its trademarks or patents.

(c) In the event that either party learns that a third party infringes or has infringed upon any patent or trademark owned by CC in Territory pertaining to the Product(s), such party shall promptly notify the other of such infringement, describing the facts relating thereto in reasonable detail, CC shall have the initial right, but not the obligation, to institute, prosecute and control any action, suit or proceeding (an "Action") with respect to such

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     infringement, including and declaratory judgment action, at its expense, using counsel of its choice. AIC shall have the right to participate in any such Action, at its own expense, using counsel of its choice. Any amounts recovered from third parties in any Action shall be used first to reimburse the parties and other litigants, if any, for their costs associated with such Action (including attorneys' and expert fees) and any remainder divided between AIC and CC in proportion to their expenditures in connection with pursuing such Action. In the event CC fails to initiate or defend any Action relating to the Products within ninety (90) days of receiving notice of any alleged infringement, AIC shall have the right but not the obligation to initiate an Action in the name of CC, and CC shall cooperate reasonably with AIC, at AIC's request, in connection with any such Action. AIC shall have the right to retain the proceeds from such Action, without accounting to CC or any other person.

(d) Upon the Effective Date, CC will provide AIC a copy of all pending patent applications relating to the Products subject to a reasonable confidentiality agreement, and shall provide AIC with any further patent applications as they are filed. CC shall keep AIC reasonably informed of the progress of all such patent applications.

15.  PRODUCT LIABILITY
     -----------------

     CC shall indemnify and hold harmless AIC and its officers and employees from any and all liabilities, damages and expenses (including attorneys fees) arising out of or in connection with any claim, actions or proceeding brought by third parties in respect of any damage or injury resulting directly from or arising directly out of the use of the Product(s) supplied by CC and according to direction fro use of the Products and distributed pursuant to this Agreement, except to the extend that such damage or injury is caused by negligent acts or omissions on the part of AIC or its employees and provided that:

     (a) AIC shall immediately upon receipt of any such claim notify CC thereof and at the cost and discretion of CC shall permit CC to join in the proceedings with AIC or to replace AIC in any such proceedings.

     (b) AIC shall not compromise nor offer any settlement with regard to such a claim or proceedings without CC's prior written approval.

     (c) AIC shall give CC such reasonable assistance as it shall require in respect of such proceedings.
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(d)  CC's insurers require AIC to have product liability coverage in the USA.
     AIC needs to confirm in writing that this is in place in order for CC's product liability coverage to be effected in the USA.

16.  EARLIER TERMINATION
     -------------------

(a) In case either party hereto breaches any provision of this Agreement, the other party shall, by giving to such breaching party a written notice of such breach, have the right to terminate this Agreement, if the breach is not rectified within two months after receipt of such notice. The right to terminate this Agreement as hereinabove provided, shall not be affected in any way by its waiver of, or failure to take action with respect to any previous breach.

(b) If AIC does not use reasonable business efforts consistent with its business judgment to market the Product(s) in conjunction with FCMB products within the Territory, then CC may terminate this Agreement after consultation with AIC.

(c) If this Agreement should be terminated on account of a breach of AIC, then AIC shall not sell the Product(s).

(d) Either party hereto has the right to terminate this Agreement without any notice to the other party in the event of such other party's bankruptcy, insolvency, dissolution, receivership, legal proceedings which are adversely affecting the operation of the business or continuation of business for any reason.

(e) If AIC fails to have a FCMB product on the market in one of the major markets in the world within 2.5 years of the signing of this Agreement that can effectively isolate fetal cells from the maternal blood with sufficient selectivity such that at least one of the chromosome abnormalities of the fetus can be accurately detected by the use of the Product(s), then this Agreement shall become non-exclusive and in relation to clause 2(a), CC shall be free to enter into an agreement for supply of the Product(s) for detection of the chromosomes in fetal cells isolated from maternal blood with another commercial party.

(f) AIC shall have the right to terminate the Agreement in the event that the Product(s) are deemed by two mutually chosen independent third parties to be non-competitive in terms of technology in the context of AIC's FCMB methodology, commercial practicability, or regulatory approval.
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(g)  Post FCMB product launch, in the event that the AIC FCMB product is deemed by two mutually chosen independent third parties to be noncompetitive in terms of technology, commercial practicability or regulatory approval, then this Agreement shall become non-exclusive.

17.  EXPIRATION AND TERMINATION
     --------------------------

(a) Expiration or termination of this Agreement for any reason shall be without prejudice to CC's right to receive all payments accrued to CC and unpaid on or before the effective date of such expiration and termination.

(b) After the expiration or termination of this Agreement, AIC shall return to CC all originals of copies of documents of Technical Information.

(c) After the expiration of this Agreement, AIC shall not use Technical Information and not sell Product(s).

(d) With respect to outstanding orders for Product(s) placed by AIC before such expiration or termination and AIC's inventory stock of Product(s) at the time of expiration or termination, the fulfillment and return of the above shall be decided by discussion between the parties, although it should be noted that CC will not take back any stock which has expired.

(e) In the event of termination for any reason, the following clause 18 shall continue to have effect.

18.  CONFIDENTIALITY
     ---------------

     It is acknowledged that both parties have exchanged and signed Confidentiality Agreements which shall be regarded as part of this Agreement. All sales reports provided by AIC to CC under this Agreement shall be maintained in confidence by CC.

19.  REGULATORY APPROVALS
     --------------------

(a) AIC agrees that it will review the registration requirements for its FCMB products and the Product(s) in Europe, Japan and the USA. If AIC elects to register or obtain regulatory approval for the FCMB products and Product(s) at its own cost in these territories then the provisions of clause 2(a) shall hold, otherwise this Agreement shall become non-exclusive in relation to clause 2(a) for such country or countries in the Territory in which AIC elects not to register or obtain regulatory approval. AIC shall be the owner of any regulatory approvals it obtains.
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(b)  CC agrees that it will cooperate fully with AIC and support the regulatory process by supplying AIC with the necessary information required on the Product(s) upon the request of AIC.

(c) In the event that AIC obtains regulatory approval for the use of the Products for other applications in addition to FCMB, AIC shall have the exclusive right to sell the Products for such uses at prices to be negotiated in good faith by the parties except in the UK and in the event that this conflicts with an existing agreement in Japan and a proposed agreement in India.

20.  FORCE MAJEURE
     -------------

     Subject to Article 21, if the performance of this Agreement of any obligation hereunder, except the making of payments, is prevented, restricted or interfered with by reason of fire, earthquake or other casualty or accident, strikes or labour disputes, inability to procure raw materials, power or supplies, war, invasion, civil commotion or other violence, compliance with any order of any governmental authorities or any other act or conditions whatsoever beyond reasonable control of either party hereto, the party so affected upon giving a prompt notice to the other party shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost despatch whenever such causes are removed.

21.  SECOND SOURCE
     -------------

(a) CC recognizes and accepts the fundamental role it plays in AIC's ability to consistently supply AIC customers with Products which meet the Specifications. Accordingly, CC agrees that they will establish an agreement with a secondary supplier of the Product and provide a copy of this Agreement and Product samples manufactured by the second source to AIC. CC will maintain such a second source during the term of this Agreement.

22.  ASSIGNMENT
     ----------

(a) Either party may assign this Agreement in connection with the sale or transfer of substantially all its assets relating to the subject matter of this Agreement, whether by merger, sale, acquisition or otherwise.

(b) In the event of CC becoming insolvent, is put into financial receivership, files for bankruptcy or otherwise discontinues its business with respect to the Products, AIC shall have an exclusive first right of refusal to purchase the

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     intellectual property, including the technical Information any patent applications and patents relating to the Product(s) at a reasonable price to be agreed.

23.  TERM
     ----

This Agreement shall take effect on the day first above written in this Agreement and shall remain in force for a period of 10 years. Both parties shall have the right to extend this Agreement by giving notice of that intention at least 2 months before expiry of the Agreement.



24.  NO LICENSE
     ----------

CC agrees it will not sell or license the Technical Information and/or patent applications and patents relating to the Products to any third party for uses in connection with FCMB or any assay or system performing equivalent functions during the term of this Agreement.

25.  GOVERNING LAW
     -------------

This Agreement shall be governed and interpreted in accordance with the laws of the United Kingdom.


26.  ARBITRATION
     -----------

All disputes, controversies or differences which may arise between the two parties hereto out of or in relation to this Agreement shall be amicable settled between the parties hereto. In case of failure of amicable settlement between the parties hereto, it shall be finally settled in binding arbitration by three arbitrators mutually agreed upon by AIC and CC in accordance with the Rules of Commercial Arbitration of the International Chamber of Commerce. Such arbitration shall be conducted in London, England if initiated by AIC, and in San Francisco, California if initiated by CC. The parties shall bear the costs of the arbitration equally and shall bear their own expenses including professional fees.

27.  NOTICES
     -------

(a) All notices and statements required to be given to either party despatched by recorded delivery, or telex or telefax with confirmation by recorded delivery addressed to such party at the following address:

                    To CC:

                    Managing Director
                    Cytocell Limited
                    Unit 6
                    Somerville Court
                    Trinity Way
                    Adderbury
                    Banbury
                    Oxon OX17 3SN


                    To AIC

                    Managing Director
                    Applied Imaging International Ltd.
                    Hylton Park
                    Wessington Way
                    Sunderland
                    Tyne & Wear
                    SRS 3HD

(b) All notices and statements shall be deemed to be given seven days after mailing or at the time of delivery of a telex or telefax to the addresses above.

(c) Each party hereto may change its address set forth above for the purpose of this Agreement by giving a written notice to the other party from time to time.


28.  ENTIRE AGREEMENT
     ----------------

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, There are no restrictions, promises, covenants or understandings other than those expressly set forth herein, and no rights or duties on the part of either party hereto are to be implied or inferred beyond those expressly herein provided for. The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement but only by an instrument duly executed by the parties hereto.

29.  COUNTERPARTS
     ------------

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same instrument.


30.  CONFIDENTIAL TERMS
     ------------------

Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws, to prospective investors and to such party's accountants, attorneys and other professional advisors.


31.  COMPLIANCE WITH LAWS
     --------------------

Each party shall perform this Agreement in compliance with all applicable federal, state and local laws, rules and regulations and shall indemnify the other party and its customers for loss or damage sustained because of such party's non-compliance with any such law, rule or regulation. Each party shall furnish to the other party any information requested or required by that party during the term of this Agreement or any extensions during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign federal, state and/or government agency.


32.  RELATIONSHIP OF THE PARTIES
     ---------------------------

The relationship of the parties is that of independent contractors, and nothing contained herein will constitute the parties to be partners, joint ventures, or agents of the other, or to create the relationship of employer or employee.



33.  MISCELLANEOUS PROVISION
     -----------------------

(a) Each party acknowledged that it has negotiated and entered into this Agreement in good faith.

(b) In the event any one of the provisions of this Agreement is held to be invalid, this shall not invalid the entire Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate originals by their respective officers hereunto 1, of which original to be held by each party.


Cytocell Ltd.                 Applied Imaging International Ltd.


     By  /s/ [Signature]            By  /s/ [Signature]
          Mr. Bruce Savage               Dr. LesGrant

     By  /s/ [Signature]
          Dr. Frank Carr
     Date  3 March 1994             Date 3 March 94

                                   Appendix A

List of Prices (ex-Works and ex-VAT)
1(10 tests per kit)


CI 001       Chromoprobe-I 13/21                 [*]
CI 002       Chromophobe-I 18                    [*]
CI 003       Chromoprobe-I X                     [*]
CI 004       Chromoprobe-I Y Centromeric         [*]
CI 005       Chromoprobe-I Yq Heterochromatin    [*]
CI 006       Chromoprobe-I 1                     [*]
CI 007       Chromoprobe-I 8                     [*]
CI 009       Chromoprobe-1 12                    [*]
CI 008       Chromoprobe-1 X&Y Dual label        [*]


CI...        Chromoprobe-1 21                    [*]

Note: (1) [*] for bulk kit of any of the above for clinical trials and Santa
       Clara laboratory containing 24 coverslips, extra P1 Antifade and Hybridization Fluid and no pack insert.

            [*] for all probes except [*] for X&Y Dual label kits.

       (2)  All multiprobe combinations of the above.

Ancillary Reagents:

                  CA 001        PN Buffer (x1O)           [*]
                  CA 002        Treated Slides            [*]

Instruments

                  CN 001        Cytocell Heating Block    [*]

                      [*Confidential Treatment Requested]